Exhibit 99.1

L.B. Foster Announces Acquisition of Inspection Oilfield Services (IOS)

Testing and Inspection Services Company Provides Nationwide Footprint for L.B. Foster Energy Services

PITTSBURGH, PA, - March 13, 2015 - Pittsburgh, PA-based L.B. Foster Company (NASDAQ: FSTR) today announced the acquisition of Inspection Oilfield Services (IOS), a Houston-based leader in non-destructive testing and inspection services for tubular products used in critical oil and gas applications. The company has implemented market-leading testing and inspection technologies, as well as developed software that provides customers with detailed information on the integrity of their tubular assets.

Asset integrity services are designed to help customers achieve high levels of safety and document vital information that supports rigid industry standards. Inspection Oilfield Services also provides conversion services for tubular products that range from premium threading of casing, refacing and hard-banding for drill pipe, as well as cleaning and other repair services for Oil Country Tubular Goods (OCTG). These services are often combined with IOS non-destructive test and inspection services.

IOS has locations throughout the U.S. and is ideally positioned to support customers with a national footprint that includes all growing regions of oil and gas development. “The company has a team of highly skilled technicians and management that understand the requirements of oil and gas development customers. IOS is uniquely positioned to help these customers reduce costs in an environment where efficiency is becoming increasingly important,” said Robert Bauer, L.B. Foster President and Chief Executive Officer. “By combining inspection, testing, conversion and logistics services, in conjunction with specialized distribution partners across many locations, the company can leverage its assets to help lower operating costs for customers with wide ranging needs.”

“Our team will benefit from L.B. Foster’s experience with pipeline coatings and tubular products,” commented Dal Miller, Inspection Oilfield Services President. “Going forward, our combined organizations will provide a strong platform to achieve organic and inorganic growth objectives.” Mr. Miller will be a key member of the L.B. Foster management team and brings extensive experience to this position.

IOS sales in 2014 were approximately $120 million. L.B. Foster expects the acquisition to be accretive to earnings in 2015. The company will operate as a wholly-owned subsidiary of L.B. Foster Company.

About L.B. Foster Company

L.B. Foster is a leading manufacturer, fabricator and distributor of products and services for the rail, construction, energy, and utility markets with locations in North America and Europe. Please visit our website: www.lbfoster.com

About Inspection Oilfield Services (IOS)

Inspection Oilfield Services (IOS) is the leading independent provider of tubular management services with operations in every significant oil and gas producing region in the continental United States. The company currently maintains a team of approximately 600 employees and provides non-destructive testing and inspection, advanced asset integrity management, and tubular conversion services from their headquarters in Houston, Texas and 19 service centers located throughout the U.S. Website: www.iosinspection.com

L.B. Foster Company Media Contact:

Jake Fuellhart, Marketing Communications Manager, Corporate Marketing 412.928.5645 jfuellhart@lbfoster.com

This release may contain forward-looking statements that involve risks and uncertainties. Statements that do not relate strictly to historical or current facts are forward-looking. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. Actual results could differ materially from the results anticipated in any forward-looking statement. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, an economic slowdown in the markets we serve; the risk of doing business in international markets; our ability to effectuate our strategy including evaluating of potential opportunities such as strategic acquisitions, joint ventures, and other initiatives, and our ability to effectively integrate new businesses and realize anticipated benefits; a decrease in freight or passenger rail traffic; the timeliness and availability of material from our major suppliers; sustained declines in energy prices; a lack of state or federal funding for new infrastructure projects; increased regulation including conflict minerals; an increase in manufacturing or material costs; the ultimate number of concrete ties that will have to be replaced pursuant to the previously disclosed product warranty claim of the Union Pacific Railroad and an overall resolution of the related contract claims as well as the outcome of the lawsuit filed by the UPRR; risks inherent in litigation and those matters set forth in Item 8, Footnote 20, “Commitments and Contingent Liabilities” and in Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2014 and reports on Form 10-Q thereafter. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company assumes no obligation and does not intend to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by securities laws.